UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2004

MB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

801 West Madison Street, Chicago, Illinois	60607

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-1991

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

          On December 8, 2004, MB Financial Bank, N.A. (the "Bank"), a subsidiary of MB Financial, Inc. (the "Company"), and Ronald D. Santo, Vice President of the Company and Chairman and Group President of the Bank, executed an amendment and restatement of Mr. Santo's employment agreement with the Bank (as amended and restated, the "Agreement"). A copy of the Agreement is attached as an exhibit to this report.

         The Agreement has a three-year term, commencing November 1, 2004, and provides for extensions of one year, in addition to the then-remaining term under the Agreement, on each November 1st, as long as the Bank has not notified Mr. Santo at least 90 days in advance that future extensions will cease. The Agreement provides for a minimum annual base salary of $300,000 and equitable participation in bonus programs for executive officers. The Agreement also provides for participation in other benefit plans to the same extent as the other executive officers of the Bank, including but not limited to life, disability, health and dental insurance coverage and employee retirement plans, payment of certain club dues, participation in the Bank's auto leasing program, option grants under the Company's 1997 Omnibus Incentive Plan (or any successor plan) to the extent options are granted to any executive officer of the Bank in a given year and the continued payment by the Bank of premiums on a supplemental life insurance policy maintained for the benefit of Mr. Santo.

         If Mr. Santo's employment is involuntarily terminated by the Bank during the term of the Agreement, other than under the circumstances entitling him to change in control severance benefits as described below, then:

(1)	he will receive monthly until the end of the Agreement's term 1/12th of his then current annual salary and 1/12th of the average annual amount of cash bonuses for the two full fiscal years preceding the date of termination (provided that for these purposes, the actual cash bonuses earned by Mr. Santo in each of 2002, 2003 and 2004 will be increased by $100,000);

(2)	he will until age 65 or the current Medicare eligibility age be entitled to the same health and dental benefits for himself and his dependents as he and they would have been eligible for if he were still employed, subject to reduction to the extent he receives equivalent or better benefits from another employer and provided that Mr. Santo will bear the entire cost of these benefits after the end of the Agreement's term. If during the term of the Agreement or while receiving the aforementioned health benefits, Mr. Santo dies, attains age 65 or the then current Medicare eligibility age, Mr. Santo's spouse will be entitled to continue such benefits until she attains age 65 or the then current Medicare eligibility age, provided that she pays the same portion of premiums that Mr. Santo would have paid for single coverage had he continued such benefits. Additionally, the Bank will continue to pay the premiums on the long-term care insurance policies owned by Mr. Santo and his spouse, and, upon Mr. Santo's attaining age 65 or the current Medicare eligibility age, he and his spouse will, provided he meets specified Medicare eligibility criteria, receive coverage under a Medicare Supplemental Insurance Plan, provided that the Bank's obligations to pay the premiums on the long-term care policies and the Medicare Supplemental Insurance plan will not exceed an annual aggregate cost of $25,000 or, upon the death of either Mr. Santo or his spouse, $12,500 (the "Continued Health Coverage");

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(3)	there will be full vesting of any unvested stock options granted to him under the Company's 1997 Omnibus Incentive Plan (or any successor plan), which options will remain exercisable for at least one year (or until the expiration dates of such options, if earlier);

(4)	there will generally be full vesting of any other unvested amounts under other benefit plans in which he is a participant;

(5)	he will have the opportunity to purchase the key man life insurance policy maintained for him by the Bank for its then cash surrender value and transfer ownership to himself of the supplemental life insurance policy maintained for his benefit by the Bank at no cost to him (i.e., without having to pay the cash surrender value); and

(6)	the Bank will continue to provide during the remaining term of the Agreement the group term life insurance benefit maintained for Mr. Santo at the same premium cost to him, or, if the Bank is unable to provide such group term life insurance, Mr. Santo will be entitled to convert such coverage to an individual insurance policy.

         If Mr. Santo's employment is involuntarily terminated within 24 months after a change in control of the Bank, then in lieu of the involuntary termination severance benefits described in items (1)-(6) above and in lieu of any other severance benefits to which he may otherwise be entitled under any other severance or termination plan or arrangement of the Bank, he will receive the following change in control severance benefits:

(1)	a lump sum amount in cash equal to his annual base salary, prorated for unpaid vacation taken in the prior calendar year, multiplied by 2.99;

(2)	a lump sum amount equal to his average annual bonus over the prior three fiscal years, multiplied by 2.99 (provided that for these purposes, the bonuses earned by Mr. Santo in each of 2002, 2003 and 2004 will be increased by $100,000);

(3)	all stock options awarded to him under the Company's Omnibus Incentive Plan will vest (except to the extent provided otherwise in his stock option agreements);

(4)	immediate vesting and payment of his other benefits, to the extent allowed under the applicable plan, under all non-qualified retirement plans of the Bank and its affiliates in which he participates;

(5)	the continuation for three years of the group term life insurance benefit maintained for Mr. Santo at the same premium cost to him, or, if the Bank is unable to provide such group term life insurance, Mr. Santo will be entitled to convert such coverage to an individual insurance policy, without regard to the federal income tax consequences of that continuation;

(6)	the Continued Health Coverage; and

(7)	he will have the opportunity to purchase the key man life insurance policy maintained for him by the Bank for its then cash surrender value and transfer ownership to himself of the supplemental life insurance policy maintained for his benefit by the Bank at no cost to him (i.e., without having to pay the cash surrender value).

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         In addition, Mr. Santo will be entitled to the change in control severance benefits described above if: (1) within 24 months after a change in control of the Bank, a successor to the Bank fails to assume the Bank's obligations under the Agreement; (2) within 24 months after a change in control of the Bank, the Bank or any successor to the Bank materially breaches any provision of the Agreement and does not timely cure the breach; or (3) Mr. Santo's employment is involuntary terminated during the term of the Agreement within six months prior to a change in control of the Bank and either (1) the termination was at the request or direction of the person which has entered into an agreement with the Bank for a transaction that will result in the change in control or (2) Mr. Santo reasonably demonstrates that the termination is otherwise in connection with or in anticipation of the change in control.

         To the extent the change in control severance benefits under the Agreement would result in the payment of a "parachute payment" (as defined in Section 280G of the Internal Revenue Code), such benefits (other than the continuation of the group term life insurance coverage) will be reduced to avoid the payment of an excess parachute payment. The term "involuntary termination" is defined to include termination of employment by the Bank without Mr. Santo's consent or by Mr. Santo following a specified reduction of or interference with his duties, responsibilities or benefits without his consent.

         If Mr. Santo voluntarily terminates his employment for a reason that does not constitute "involuntary termination" for purposes of the Agreement, then the Bank will be obligated for Mr. Santo's salary and benefits through the date of termination, at the time such payments are due. The Bank also will obligated for a final annual cash bonus payable on the termination date in a prorated amount consistent with the Bank's year-end bonus practices. In addition, Mr. Santo will be entitled to the Continued Health Coverage and will have the opportunity to purchase the supplemental and key man life insurance policies maintained by the Bank for him for their respective cash surrender values. If Mr. Santo's employment terminates due to death, his estate or other designated beneficiary will receive continued payments of his salary through the last day of the calendar month in which he dies, and a prorated cash bonus in an amount consistent with the Bank's year-end bonus practices. If Mr. Santo's employment is terminated for cause, the Bank will have no further obligations to him under the Agreement.

         The Agreement contains a covenant not to compete with the Bank following Mr. Santo's termination of employment in a specified area of the State of Illinois and for a period of time dependent on the circumstances of his termination.

Item 9.01 Financial Statements and Exhibits

         (c)         Exhibits

                     10.1         Amended and Restated Employment Agreement with Ronald D. Santo

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MB FINANCIAL, INC.
Date: December 14, 2004	By:	/s/ Jill E. York Jill E. York Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement with Ronald D. Santo

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